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                                                                Exhibit 10.22


                   PRODUCT DISTRIBUTION AND SUPPLY AGREEMENT


This Distribution and Supply Agreement is made as of May 20, 1999, by and between CARESIDE, INC., a Delaware corporation, having an office at 6100 Bristol Parkway, Culver City, CA 90230 (hereinafter referred to as "CARESIDE") and CDC Technologies, Inc., a Delaware corporation, having an office at One Great Hill Road, Oxford, CT 06478 (hereinafter referred to as "CDC").

                                  WITNESSETH:

IN CONSIDERATION of the mutual covenant and conditions contained herein, it is agreed as follows:

I. CDC hereby appoints Careside to sell and distribute CDC products, Schedule 1 on a nonexclusive basis in the United States of America, in the human market agrees to:

    A. Sell CDC Products to Careside in accordance with current CDC distributor policies and procedures to meet Careside requirements for resale. CDC reserves the right to add or delete products and change the price shown in Schedule 1. Prices are subject to change at any time with prior notice of thirty (30) days by sending Careside a revised Distributor Price List which shall become effective as of the date appearing thereon.

    B. Conduct for Careside meetings of a technical and sales nature as mutually agreed and reasonably requested.

    C. Supply requested inventory levels for existing and new products commensurate with market potential of such Products in the geographical area covered by Careside.

    D. Have CDC Products, upon shipment meet the applicable requirements of the Federal Food, Drug and Cosmetic Act.

    E. Establish reasonable credit limitations and modify these limits, as CDC deems necessary. Payment terms will be 30 days from the date of invoice.

II. Careside hereby accepts said appointment represents that it has adequate facilities and personnel to perform the service hereinafter indicated, and agrees to :

    A. Promote the sale of authorized CDC Products through Careside sales organization.

    B. Only buy CDC Product directly from CDC except when otherwise authorized throughout the transfer of merchandise procedure and with the prior written consent of CDC.

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    C. Comply with the current policies and procedures of CDC and to perform the functions of a Distributor independently and not assign said functions in whole or in part to other Distributors without CDC's prior written consent.

    D. Careside will be permitted to alter the CDC Products in accordance with
       Schedule 2.

    E. Provide CDC, at no charge, a report of sales of CDC Product by end user name and address, monthly.

    F. Comply with all published policies regarding minimum order quantities, freight charge assessments, service charge assessments, and drop-ship charges for stocked items.

    G. Honor and properly present all registered and unregistered CDC trademarks and trade names.

    H. Comply with CDC policy with respect to return of merchandise making no returns without the written authorization of CDC. Refer to CDC representative any request for return of merchandise.

    I. Accept the obligation to keep its accounts current and to pay all invoices in accordance with CDC terms of sale. CDC may cancel this agreement without prior notice for failure to comply with payment terms.

    J. For the purpose of determining financial responsibility, furnish CDC with current financial statements and/or sales data in form satisfactory to CDC upon request.

III. CDC will warranty it's products for one year or until the expiration date on reagents whichever is earlier from the date of sale.

IV. Careside agrees to ship all CDC Products with label integrity intact and accompanied by the technical product information as provided by CDC. Careside additionally agrees not to ship expired product, product damaged in storage of handling, or improperly stored material. Careside agrees to be responsible to the customer for all consequences and liabilities arising from interface errors, the shipment of expired product, product damage in storage or handling or improperly stored material. Careside agrees to maintain proper in-house shelf life as established by CDC.

    CDC will support it's products in accordance with it's warranty policy. After the expiration of the warranty period CDC may directly sell a service contract to Careside accounts or bill them directly for work performed outside of warranty and service contracts.

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V. This agreement is personal in nature and cannot be assigned or transferred and shall automatically terminate upon the insolvency of Careside or by the transfer of Careside's business or control thereof to parties other than those in control at the time of the execution of this agreement.

VI.This agreement shall continue in force for two years until the termination by either party hereto, with or without cause, on thirty (30) days notice in writing to the other party.

VII.This agreement constitutes the entire agreement between the parties with respect to sales of the authorized CDC Products.

VIII.During the term of this Agreement and for three (3) years after the termination of this Agreement both parties agree to hold confidential information in confidence for the disclosing party.


                                   SCHEDULE 1

--------------------------------------------------------------------------------------------------
            Part #                  CDC Product                  Price
--------------------------------------------------------------------------------------------------
MD0800                          MD800                           *
--------------------------------------------------------------------------------------------------
MD0700                          MD700                           *
--------------------------------------------------------------------------------------------------
200104                          HEMASET-3                       *
--------------------------------------------------------------------------------------------------
620001                          TECHTROL L-1                    *
--------------------------------------------------------------------------------------------------
620002                          TECHTROL L-2                    *
--------------------------------------------------------------------------------------------------
620003                          TECHTROL L-3                    *
--------------------------------------------------------------------------------------------------
610500                          PROBECLENZ                      *
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

* Omitted pursuant to a request for confidential treatment. The material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 2


Careside is permitted subject to CDC's written approval to attach an interface to the CDC Hematology device and reagent kits. "Interface" shall mean the intellectual property, including but not limited to hardware and software, that functions as an interface between the Careside system and the CDC Hematology device and reagent kits, including intellectual property, hardware and software, that connects the CDC Hematology device and reagent system to the Careside system to operate or control the operation of the CDC Hematology device and reagent system and permits the Careside system to read and store data produced by the CDC Hematology device and reagent system.

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IN WITNESS WHEREOF, the Parties have executed this Agreement, by their duly authorized representatives, as of the day and year first above written.



CDC TECHNOLOGIES, INC.      CARESIDE, INC.


/s/Gino Pereira               /s/W. Vickery Stoughton
_______________________       _______________________________________
Gino Pereira                  Name:W. Vickery Stoughton
Chief Financial Officer                Title:Chief Executive Officer
5/25/99

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